UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 6, 2017

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURE	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2017, the Compensation Committee of the Board of Directors of Ensco plc (the “Company”) granted retention awards to the Company’s executive officers, in each case on the terms and subject to the conditions of such executive officer’s retention award agreement (collectively, the “Retention Award Agreements”). The retention award amounts for our principal executive officer, principal financial officer and each named executive officer are set forth below.

Executive	2018 Retention Payment	2019 Retention Payment	Total Retention Award
Carl G. Trowell	£900,000	£900,000	£1,800,000
Jonathan Baksht	$637,500	$637,500	$1,275,000
P. Carey Lowe	$775,000	$775,000	$1,550,000
Steven J. Brady	$490,000	$490,000	$980,000
John S. Knowlton	$450,000	$450,000	$900,000
Pursuant to the Retention Award Agreements, the executive will earn (i) one-half of the retention award if such executive remains employed through December 31, 2017 and (ii) the second half of the retention award if such executive remains employed through December 31, 2018. If earned, each of the retention payments will be paid in a lump sum in cash on or before January 15, 2018 and 2019, respectively. The Retention Award Agreements provide for accelerated vesting, in whole or in part, upon death, permanent and total disability, termination without cause, and termination without cause or resignation for good reason within two years following a change of control. If an executive voluntarily resigns or is terminated for cause, any then unearned portion of such executive’s retention award is forfeited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date:	March 10, 2017	/s/ Michael T. McGuinty Michael T. McGuinty Senior Vice President, General Counsel and Secretary

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